EXHIBIT 10.1

                             Executive Bonus Program

    Effective Date: JANUARY 1, 2005                  Policy Number EBP- 01

POLICY

The Company provides an annual cash incentive program to designated executives in order to maximize the Company's financial performance and increase shareholder value. The individual amounts earnable under the cash incentive program will be equal to the percentage of that executive's base salary that has been designated for that grade level or position.

PROCEDURE

Goals: The designated executives will be provided with the sales and EBITDA performance goals contained in the annual operating plan approved by the Board of Directors.

Award Calculation: Sales and EBITDA performance will be weighted equally (50% each) when determining the incentive award, which will be calculated as follows:

         (An award unit is defined as the percentage of base salary earnable for that grade level or position). For sales or EBITDA performance at the targeted level contained in the annual operating plan the executive will be eligible to earn 50% of a unit. For performance above or below the targeted level of sales or EBITDA, award units will accrue at the rate of .05% (1/20) unit for each percentage of target achieved between starting at 80% and ending at 120%, with 80% being zero.

                  Example:

                  Sales Goal $10,000,000 - Actual $9,500,000 = 95% of target.

                  Executive would be eligible for 50% (for sales) of the 75% of a unit earned for sales performance - or 37.5% of a unit.

                  (95-80=15), (15X05=75), (75X.50=37.5)

                  EBITDA Goal $2,000,000-Actual $2,100,000 = 105% of target.

                  Executive would be eligible for 50% (for EBITDA) of the 125% of a unit earned for EBITDA performance - or 62.5% of a unit.

                  (105-80=25), (25X05=125), (125X.50=62.5)

                  Total incentive award 1 unit (37.5+62.5=100)


Eligibility - Executive must be employed throughout the performance period in order to be eligible for any award.

Payment - Payments under the Executive Bonus Program will be made as soon as practicable after audited results are known for the fiscal year and in no event later than 60 days after the end of the fiscal year.

Amendments - This plan may be amended annually at the discretion of the Company to adjust the criteria used for calculating awards.

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